Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Brian Siegel
661-723-7723	346-396-8696
renee@simulations-plus.com	brian@haydenir.com

For Immediate Release:

July 12, 2021

Simulations Plus Reports Third Quarter Fiscal 2021 Financial Results

Third quarter total revenue increased 4% to $12.8 million, with software revenue up 21%;

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, July 12, 2021 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemical, and consumer goods industries, today reported financial results for its third quarter of fiscal 2021, ended May 31, 2021.

Third Quarter Fiscal 2021 Financial highlights (compared with the corresponding period last fiscal year):

•	Total revenue increased 4% to $12.8 million;
•	Software revenue increased 21% to $8.3 million;
•	Services revenue declined 18% to $4.5 million;
•	Gross profit increased 7% to $10.3 million;
•	Gross margin increased from 78% to 81%;
•	Net income increased 29% to $3.8 million;
•	Diluted earnings per share increased 13% to $0.18 per share.

YTD Financial highlights (compared with the corresponding period last fiscal year):

•	Total revenue increased 14% to $36.6 million;
•	Software revenue increased 32% to $22.3 million;
•	Services revenue declined 6% to $14.3 million;
•	Gross profit increased 20% to $28.8 million;
•	Gross margin increased from 75% to 79%;
•	Net income increased 33% to $9.5 million;
•	Diluted earnings per share increased 18% to $0.46 per share.

Shawn O’Connor, chief executive officer of Simulations Plus, said: “Our software business continued its strong performance during the quarter, with revenues increasing by 21% versus last year as product updates and cross-selling initiatives led to an acceleration in growth rates. However, our overall growth rate was moderated due to a higher than normal number of late quarter project delays and drug development program cancellations in our services business, which has historically had periods of volatility. Despite these delays and cancellations, our services pipeline continued to expand, and backlog grew in the quarter. While these trends are encouraging and support our long-term outlook, the delays in services projects will impact the growth rates for the remainder of our fiscal year, and we now expect full-year revenue growth of 5 to 10%.”

1

Mr. O’Connor concluded, “The accelerating growth of software revenue and leverage in our business model continues to support strong and increasing profitability as demonstrated by our net income for the first nine months of fiscal 2021 already exceeding full-year fiscal 2020 net income. With a strong balance sheet, growing industry adoption of artificial intelligence-based simulation software and outsourced services, and an acceleration in software sales, we believe we are well-positioned for success and continue to target annual revenue growth rates above 15% over the next several years following fiscal 2021.”

Quarterly Dividend Declared

The Company’s Board of Directors has declared a cash dividend of $0.06 per share of the Company’s common stock, payable on August 2, 2021, to shareholders of record as of July 26, 2021. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Investor Conference Call

The Company will host a conference call on July 12, 2021, at 4:15 p.m. Eastern Time. All interested parties are invited to join the call by registering here or by calling 1-201-389-0879. Please join 5 to 10 minutes before the scheduled start time. The call will be webcast live and will be available on the Investors page of the Simulations Plus website at https://www.simulations-plus.com/investorscorporate-profile/corporate-profile/. A replay of the webcast will be available on the website approximately one hour following the call.

About Simulations Plus, Inc.

Serving clients worldwide for 25 years, Simulations Plus, Inc., is a leading provider of modeling and simulation software and consulting services supporting drug discovery, development research, and regulatory submissions. With our subsidiaries Cognigen, DILIsym Services, and Lixoft, we offer solutions that bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, chemical, consumer goods companies, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on Twitter | Read our Environmental, Social, and Governance (ESG) Report.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

--Tables follow--

2

SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	May 31,	August 31,
ASSETS
	2021	2020
Current assets
Cash and cash equivalents	$58,811	$49,207
Accounts receivable, net of allowance for doubtful accounts of $100 and $50	12,962	7,422
Revenues in excess of billings	3,883	3,093
Prepaid income taxes	492	970
Prepaid expenses and other current assets	1,602	1,596
Short-term investments	60,948	66,804
Total current assets	138,698	129,092
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $14,616 and $13,582	7,326	6,087
Property and equipment, net	1,260	438
Operating lease right-of-use assets	1,405	927
Intellectual property, net of accumulated amortization of $6,159 and $5,087	10,826	11,898
Other intangible assets, net of accumulated amortization of $2,054 and $1,642	6,596	7,008
Goodwill	12,921	12,921
Other assets	51	51
Total assets	$179,083	$168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$298	$351
Accrued payroll and other expenses	2,598	2,251
Income taxes payable	16	–
Current portion - contracts payable	3,333	2,000
Billings in excess of revenues	127	141
Operating lease liability, current portion	426	463
Deferred revenue	542	300
Total current liabilities	7,340	5,506

Long-term liabilities
Deferred income taxes, net	2,270	2,354
Operating lease liability	980	463
Payments due under contracts payable	3,095	4,064
Total liabilities	13,685	12,387

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized,
no shares issued and outstanding	–	–
Common stock, $0.001 par value and additional paid in capital — 50,000,000
shares authorized, 20,121,040 and 19,923,277 shares issued and outstanding	131,994	128,541
Retained earnings	33,310	27,436
Accumulated other comprehensive income	94	58
Total shareholders' equity	165,398	156,035
Total liabilities and shareholders' equity	$179,083	$168,422

3

SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the three and nine months ended May 31, 2021 and 2020

	Three months ended		Nine months ended
	(Unaudited)		(Unaudited)
(in thousands, except per common share amounts)	2021	2020	2021	2020

Revenues	$12,777	$12,298	$36,625	$32,049
Cost of revenues	2,471	2,666	7,815	7,975
Gross margin	10,306	9,632	28,810	24,074
Operating expenses
Selling, general, and administrative	5,094	5,023	14,960	12,646
Research and development	670	752	2,771	2,026
Total operating expenses	5,764	5,775	17,731	14,672

Income from operations	4,542	3,857	11,079	9,402

Other income (expense)
Interest income	37	5	156	27
Interest expense	–	–	(22)	–
Change in value of contingent consideration	(121)	(81)	(364)	(81)
Income/(Loss) on currency exchange	33	(1)	61	1
Total other income (expense), net	(51)	(77)	(169)	(53)

Income before provision for income taxes	4,491	3,780	10,910	9,349
Provision for income taxes	(704)	(844)	(1,433)	(2,205)
Net income	$3,787	$2,936	$9,477	$7,144

Earnings per share
Basic	$0.19	$0.17	$0.47	$0.40
Diluted	$0.18	$0.16	$0.46	$0.39

Weighted-average common shares outstanding
Basic	20,105	17,735	20,014	17,661
Diluted	20,802	18,427	20,750	18,334

Other Comprehensive Income, net of tax
Foreign currency translation adjustments	40	30	36	30
Comprehensive Income	$3,827	$2,966	$9,513	$7,174

4